Structured Asset Trust Unit Repackagings (Saturns)
Bank of America Debenture-Backed
Series 2001-6
CUSIP NO. 80409R109
Distribution Date July 25, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Final Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Final Distribution Date allocable to principal and accrued interest, is as set forth below:
Begginning Principal
Amount
Principal Payment
Ending Principal
Amount
Fixed Rate
Day
Count
Fixed Interest
Amount Due
Total Distribution
$63,370,000.00 $63,370,000.00 $0.00 7.25000% 25/360 $319,050.35 $63,689,050.35
Additional Information
$4,118,015.00
Underlying Security
Bank of America Cap A 8.07% Preferred Cap Securities 06605HAA6
7/25/2012
$58,075,000.00
102.0175
Interest Factor 5.6042
$59,572,125.07
CUSIP Moody's S & P Moody's S & P
80409R109 aa2 A- WD WD
Underlying Security aa2 A- WD WD
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Total Call Payment Received
Original Ratings Current Ratings
Swap Counterparty Net Payment Amount to Trustee
To the Holders of:
Call Date
Principal Balance
Call Price